Exhibit 99.6

--------------------------------------------------------------------------------

                         SLC STUDENT LOAN TRUST 200__-__

                          FORM OF REMARKETING AGREEMENT

                            Dated as of ______, 200__

                                      Among

                        SLC STUDENT LOAN TRUST 200__-__,
                                    as Issuer

                          THE STUDENT LOAN CORPORATION,
                                as Administrator

                                       and

                         [___________________________],
                             as Remarketing Agent[s]


--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----

1     Definitions............................................................1

2     Appointment and Obligations of Remarketing Agents......................1

3     Fees and Expenses......................................................3

4     Removal or Resignation of the Remarketing Agents; Appointment of
      Additional or Lead Remarketing Agents..................................4

5     Dealing in the Notes...................................................4

6     Representations and Warranties.........................................5

7     Covenants of the Administrator.........................................7

8     Conditions to the Remarketing Agents' Obligations.....................11

9     Indemnification.......................................................12

10    Contribution..........................................................14

11    Termination of this Agreement.........................................15

12    Remarketing Agents' Performance and Duty of Care......................16

13    GOVERNING LAW.........................................................16

14    Term of Agreement.....................................................16

15    Successors and Assigns................................................16

16    Headings..............................................................17

17    Severability..........................................................17

18    Counterparts..........................................................17

19    Amendments............................................................17

20    Notices...............................................................17

21    Benefit...............................................................17

22    No Petition...........................................................18

23    No Recourse...........................................................18

                              REMARKETING AGREEMENT

            REMARKETING AGREEMENT, dated as of ___________, 200__, among SLC Student Loan Trust 200__-__ (the "Trust"), The Student Loan Corporation, as administrator ("SLC" and, in such capacity, the "Administrator"), ______________ and ______________ ("_____" and "______", in their capacities as remarketing agents under this Agreement, each, a "Remarketing Agent" and, collectively, the "Remarketing Agents").

                                 R E C I T A L S

            WHEREAS, the Trust has issued $_____________ aggregate principal amount of its Class [_____] Reset Rate Notes and $_____________ aggregate principal amount of its Class [_____] Reset Rate Notes (the "Notes") pursuant to an indenture, dated as of ___________, 200__ (the "Indenture"), among the Trust, __________________, as eligible lender trustee (the "Eligible Lender Trustee"),
_________________, as indenture trustee (the "Indenture Trustee") and
________________, as indenture administrator (the "Indenture Administrator");

            WHEREAS, the Notes are being sold initially pursuant to an underwriting agreement, dated ___________, 200__ (the "Underwriting Agreement"), among the Trust, SLC and the underwriters named in such agreement (the "Underwriters");

            WHEREAS, the Administrator has requested that _____ and _______ act as initial Remarketing Agents in connection with the Notes and as such to perform the services described in this Agreement;

            WHEREAS, the Depositor has prepared a prospectus, dated ___________, 200__ and a prospectus supplement, dated ___________, 200__ (together, the "Prospectus"), in connection with the offering of the Notes; and

            WHEREAS, each of ______ and ________ is willing to act as Remarketing Agent in connection with the Notes, and as such hereby agree to perform such duties on the terms and subject to the conditions set forth in this Agreement.

            NOW, THEREFORE, the parties to this Agreement agree as follows:

            1. Definitions. Capitalized terms used and not defined in this Agreement have the respective meanings assigned to them in Appendix A to the Indenture. Unless the context otherwise requires, references in this agreement to "Notes" are to each class of Notes subject to Remarketing (as defined below) on a Reset Date.

            2. Appointment and Obligations of Remarketing Agents. (a) Subject to
Section 4 of this Agreement, the Administrator hereby appoints each of _____ and ______, and each of _____ and ______ hereby accepts such appointment, as the exclusive Remarketing Agents for the purpose of:

               (i) determining for each Reset Period the applicable Spread above or below the applicable index (if the Notes will be in a floating rate mode during the next Reset Period) or determining the fixed rate of interest (if the Notes will be in a fixed rate mode during the next Reset Period), as applicable (in each case, as specified in the applicable Supplemental Remarketing Agency Agreement, as defined below), at a rate that, in the reasonable opinion of the Remarketing Agents, will enable the Remarketing Agents to remarket tendered Notes (whether mandatory or voluntary) at 100% of the principal amount thereof and on the terms of the Notes determined as set forth in Section 4(c) of the Reset Rate Note Procedures;

               (ii) entering into a remarketing agency agreement on the related Remarketing Terms Determination Date with the Trust and the Administrator, substantially in the form attached to this Agreement as Appendix A (a "Remarketing Agency Agreement"), and a supplemental remarketing agency agreement on the related Spread Determination Date with the Trust and the Administrator, substantially in the form attached to this Agreement as Appendix B (a "Supplemental Remarketing Agency Agreement"), pursuant to which the Remarketing Agents will attempt, on a reasonable efforts basis, to remarket the Notes tendered by the beneficial owners thereof (the "Beneficial Owners") (each such attempted and/or completed remarketing being hereinafter referred to as a "Remarketing");

               (iii) if applicable, assisting the Administrator with the selection of the Eligible Swap Counterparty or Counterparties with which the trust will enter into Swap Agreements on the related Reset Date;

               (iv) preparing a written notice to the applicable clearing agencies, the Irish Stock Exchange (if the Notes are then listed on such exchange) and any other relevant parties setting forth the applicable Spread or fixed rate of interest, as the case may be, any applicable currency exchange rate and any other required reset terms;

               (v) delivering the related Hold Notices, the Listing Particulars Addendum (as defined below) and any other notices as provided under the Reset Rate Note Procedures; and

               (vi) performing such other duties as are assigned to the Remarketing Agents in this Agreement, including in the Reset Rate Note Procedures attached to this Agreement as Appendix C, and/or in the applicable Remarketing Agency Agreement and Supplemental Remarketing Agency Agreement, in each case subject to the conditions set forth herein and therein.

            (b) With respect to any Reset Date, the Remarketing Agents shall not enter into the Remarketing Agency Agreement with the Trust and the Administrator if, on or prior to the Remarketing Terms Determination Date: (i) a Failed Remarketing shall have been declared with respect to the related class of Notes subject to Remarketing on such Reset Date; or (ii) the related Call Option shall have been timely exercised with respect to the related class of Notes subject to Remarketing on such Reset Date In addition, the Remarketing Agents shall not enter into the Supplemental Remarketing Agency Agreement with the Trust and the Administrator if, on or prior to the Spread Determination Date: (A) a Failed Remarketing shall have been declared with respect to the related class of Notes subject to Remarketing on such Reset Date;
(B) the related Call Option shall have been timely exercised with respect to the related class of Notes subject to Remarketing on such Reset Date; or (C) if applicable, 100% of the holders of the related class of Notes subject to Remarketing on such Reset Date have timely delivered a Hold Notice and the All Hold Rate will apply for the next related Reset Period.

            (c) Only Notes not subject to an exercised Call Option shall be subject to Remarketing on such Reset Date.

            3. Fees and Expenses. (a) The Trust acknowledges and agrees that the fees to be paid to the Remarketing Agents in connection with any Reset Date shall be calculated consistent with and at a rate no higher than as set forth in Appendix D and agreed upon by the Administrator and the Remarketing Agents, and set forth in the applicable Remarketing Agency Agreement. Such fees shall be expressed as a percentage of the Outstanding Amount of the applicable class of Notes and payable except in the case of a Failed Remarketing; provided, that the obligations of the Trust to pay to the Remarketing Agents on each Reset Date the fees set forth in the applicable Remarketing Agency Agreement shall be solely payable from amounts available for distribution pursuant to Sections 2.7(a) and
Section 2.11 of the Administration Agreement on each Reset Date. The Trust's obligations to pay the fees as described in the preceding sentence shall survive until the earlier to occur of the date such fees have been paid in full or the date the Trust is terminated. The Trust will pay all expenses in connection with this Agreement, the Remarketing Agency Agreement and the Supplemental Remarketing Agency Agreement, as applicable, to the extent funds are available for distribution pursuant to Section 2.8 of the Administration Agreement on such Reset Date, including: (i) the preparation, printing and delivery of the Remarketing Prospectus (as defined below) in connection with the Remarketing of the Notes; (ii) the preparation and delivery of the Remarketing Agency Agreement and the Supplemental Remarketing Agency Agreement, as applicable, and such other documents as may be required in connection with the Remarketing of the Notes;
(iii) the fees and disbursements of the Trust's or the Administrator's accountants, counsel and other advisors or agents and the fees and disbursements of the Indenture Trustee including, without limitation, the fees of the Trust's counsel incurred in connection with the delivery of the Tax Opinion (as defined below); (iv) the out-of-pocket expenses of the Remarketing Agents to the extent described in Section 3(b) below; (v) fees charged by nationally recognized statistical rating organizations, if any, if necessary to satisfy the Rating Agency Condition; (vi) the fees payable to the Irish Stock Exchange or other exchange in connection with the listing of Notes subject to Remarketing on the related Reset Date on the Irish Stock Exchange or other such exchange; and (vii) any other fees and expenses, if applicable, in connection with compliance with
Section 7(f) below; provided, however, that if the holder of the related Call Option has exercised such Call Option, then for each Remarketing relating to that class of Notes (including the Remarketing on which such Call Option was exercised), until the holder of the Call Option has sold all of that class of Notes, the holder of the Call Option shall be obligated to pay such expenses. If sufficient funds are not available pursuant to Section 2.8 of the Administration Agreement or the holder of the Call Option fails to paysuch expenses, as applicable, the Administrator shall pay such expenses on behalf of the Trust and shall be entitled to reimbursement pursuant to Section 2.8 of the Administration Agreement.

            (b) If there is a Failed Remarketing, the Trust shall reimburse the Remarketing Agents for all out-of-pocket expenses, other than fees and disbursements of counsel, reasonably incurred by the Remarketing Agents in making preparations for Remarketing and attempting to remarket the Notes subject to a Failed Remarketing.

            4. Removal or Resignation of the Remarketing Agents; Appointment of Additional or Lead Remarketing Agents. (a) Subject to the terms and on the conditions of this Agreement, with respect to any Reset Period, the Administrator may, in its absolute discretion, remove any Remarketing Agent by giving notice to the Remarketing Agent no less than five Business Days prior to the Remarketing Terms Determination Date applicable thereto. If such removal would result in no Remarketing Agents remaining, such removal shall be effective only upon the Administrator's appointment of at least one successor Remarketing Agent. In such case, the Administrator shall use its best efforts to appoint a successor Remarketing Agent and enter into a remarketing agreement with such successor Remarketing Agent as soon as reasonably practicable, but in no event later than the applicable Remarketing Terms Determination Date. In addition, the Administrator shall appoint one or more additional remarketing agents, if necessary, with respect to any Reset Period during which a class of Notes subject to Remarketing on the related Reset Date will be remarketed in a non-U.S. Dollar currency.

            (b) Each of the Remarketing Agents may resign and be discharged from any .duties and obligations under this Agreement at any time by delivery of a written notice to the Administrator of such resignation, provided such resignation shall not be effective any later than 15 Business Days prior to the next Remarketing Terms Determination Date (which for this purpose shall be deemed to be the eighth Business Day prior to the applicable Reset Date) It shall be the sole responsibility of the Administrator to appoint a successor Remarketing Agent if such resignation would result in there being no Remarketing Agents remaining.

            (c) The Administrator may, in its absolute discretion, designate a lead Remarketing Agent for any class of Notes subject to Remarketing by giving notice to the Remarketing Agents no less than five Business Days prior to the Remarketing Terms Determination Date applicable thereto.

            5. Dealing in the Notes. Subject to its compliance with applicable laws and regulations, each Remarketing Agent acting as such or in its individual or any other capacity, may buy, sell, hold and deal in any of the Notes. The Remarketing Agents shall also have the option, but not the obligation, to purchase any tendered Notes that they are not otherwise able to remarket at a price equal to 100% of the Outstanding Amount of such tendered Notes. A Remarketing Agent that owns a Note may exercise any vote or join in any action which any Noteholder of that class or beneficial owner of such Notes may be entitled to exercise or take pursuant to the Indenture with like effect as if it did not act in any capacity under this Agreement. Each Remarketing Agent, in its individual capacity, either as principal or agent, may also engage in or have an interest in any financial or other transaction with the Trust, the

Depositor, the Servicer, the Indenture Trustee, Indenture Administrator, the Eligible Lender Trustee or the Administrator as freely as if it did not act in any capacity under this Agreement.

            6. Representations and Warranties. (a) The Administrator represents and warrants to, and agrees with, each of the Remarketing Agents as of the date of this Agreement, and as of each Remarketing Terms Determination Date, Spread Determination Date and Reset Date (each such date being hereafter referred to as a "Representation Date"), that as of each applicable Representation Date after the date of this Agreement, the related Remarketing Materials (as defined in this Agreement) will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

            (b) The Administrator further represents and warrants to, and agrees with, each of the Remarketing Agents as of each Representation Date as follows:

               (i) The Trust has not sustained since the respective dates as of which information is given in the Remarketing Materials any material loss or interference with its business or properties, otherwise than as set forth or contemplated in such Remarketing Materials; and, since such dates, there has not been any material adverse change or any development involving a prospective material adverse change, in or affecting the business or properties of the Trust or the transactions contemplated hereby, otherwise than as set forth or contemplated in such Remarketing Materials.

               (ii) The Trust has been duly formed and is validly existing as a statutory trust in good standing under the laws of the State of Delaware, with power and authority to own its properties and conduct its business as described in the Remarketing Materials and to consummate the transactions contemplated therein and in this Agreement. The Administrator has been duly organized and is validly existing under the laws of the United States, with power and authority (corporate and otherwise) to consummate the transactions contemplated in the Remarketing Materials and in this Agreement.

               (iii) The Notes have been duly authorized, issued and delivered pursuant to the Underwriting Agreement. The Notes constitute valid and legally binding obligations of the Trust entitled to the benefits provided by the Indenture. The Indenture has been duly authorized, executed and delivered and duly qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"). The Indenture and the Trust Agreement each constitute a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

               (iv) The compliance by the Trust and the Administrator with all of the provisions of the Notes, the Indenture, the Trust Agreement, the Swap Agreements, this Agreement and the applicable Remarketing Agency Agreement or Supplemental Remarketing Agency Agreement, as the case may be, and the consummation of the transactions in this Agreement and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default in the performance or observance of any material obligation contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Trust or the Administrator is a party or by which the Trust or the Administrator is bound or to which any of the property or assets of the Trust, or the Administrator is subject, nor will such action result in any violation of the provisions of the Trust Agreement, the Administrator's certificate of incorporation or by-laws, or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Trust or the Administrator or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the consummation by the Trust or the Administrator of the transactions contemplated by this Agreement, the applicable Remarketing Agency Agreement or Supplemental Remarketing Agency Agreement, as the case may be, the Trust Agreement or the Indenture, except such as have been, or shall have been, obtained.

               (v) The Administrator is not in violation of its certificate of incorporation or by-laws, and the Trust is not in violation of its Trust Agreement, and neither the Administrator nor the Trust is in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound.

               (vi) Other than as set forth in the Remarketing Materials or in the financial statements included in SLC's most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as applicable, filed with the Commission, there are no legal or governmental proceedings pending to which the Trust or the Administrator or any of its subsidiaries is a party or of which any property of the Trust or the Administrator or any of its subsidiaries is the subject which, if determined adversely to the Trust or the Administrator or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the consummation of the transactions contemplated hereby or the ability of the Administrator to perform all of its obligations with respect to the Trust; and, to the best of the Administrator's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

               (vii) The Trust is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

               (viii) Each of this Agreement and the applicable Remarketing Agency Agreement, and Supplemental Remarketing Agency Agreement, as the case may be, has been duly authorized, executed and delivered by the Trust and the Administrator and, assuming it has been duly executed and delivered by the Remarketing Agents, constitutes a valid and binding agreement of the Trust and the Administrator, enforceable against each of the Trust and the Administrator in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers, reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally) and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and except further as the enforcement thereof may be subject to limitations on rights to indemnity or contribution or both by Federal or state securities laws or the public policies underlying such laws.

               (ix) The Notes have such ratings as to which either the Administrator shall have most recently notified the Remarketing Agents pursuant to Section 7(a) of this Agreement or as are otherwise available to the Remarketing Agents in the ordinary course.

Any certificate signed by any officer of the Trust or Administrator and delivered to the Remarketing Agents or to counsel for the Remarketing Agents in connection with the Remarketing of the Notes shall be deemed a representation and warranty by the Trust or Administrator to the Remarketing Agents as to the matters covered thereby on the date of such certificate and, unless subsequently amended or supplemented, at each Representation Date subsequent thereto.

            (c) In connection with each Remarketing, each Remarketing Agent hereby represents and warrants to, and agrees with, the Trust and the Administrator that it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity, with the meaning of section 21 of the Financial Services and Markets Act 2000 (the "FSMA"), received by it in connection with the Remarketing of the Notes in circumstances in which section 21(1) of the FSMA does not apply to the Trust, and it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Remarketing of Notes in, from or otherwise involving the United Kingdom.

            7. Covenants of the Administrator. The Administrator covenants with the Remarketing Agents as follows:

            (a) The Administrator shall provide prompt notice by telephone, confirmed in writing (which may include facsimile or other electronic transmission), to the Remarketing Agents of (i) if not otherwise available to the Remarketing Agents, any notification or announcement by a "nationally recognized statistical rating organization" (as defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act) with regard to the ratings of any securities of the Trust, including, without limitation, notification or announcement of a downgrade in or withdrawal of the rating of any security of the Trust or notification or announcement of the placement of any rating of any securities of the Trust under surveillance or review, including placement on CreditWatch or on Watch List with negative implications, or (ii) the occurrence at any time of any event set forth in Section 8(c) (i), (ii), (iii), (v), (vi) or (viii) of this Agreement.

            (b) With respect to each Reset Date (unless the Call Option is exercised) the Administrator will furnish to the Remarketing Agents:

               (i) if required pursuant to Section 7(f) below, the Remarketing Prospectus (as defined below);

               (ii) if a mandatory tender of the related Notes occurs with respect to the related Reset Date or the related Reset Date follows the purchase of the related Notes pursuant to the Call Option, a written opinion of U.S. Federal income tax counsel to the Trust, reasonably satisfactory to the Remarketing Agents, dated as of the related Reset Date resulting in a successful Remarketing (other than a Reset Date where the All Hold Rate is applicable), that the related Notes constitute indebtedness and also opining as to any other tax-related issues with respect to the related class of Notes as to which an opinion is reasonably requested by a Remarketing Agent (the "Tax Opinion");

               (iii) if applicable, a Listing Particulars Addendum (as defined below) as required by the Irish Stock Exchange for Irish Stock Exchange listing purposes;

               (iv) during any such time as the Trust is subject to the reporting requirements of the 1934 Act, each 1934 Act Document; and

               (v)(A) in connection with each Remarketing of Notes, such other information as the Remarketing Agents may reasonably request from time to time, and such other documentation, representations, warranties and certifications as the Remarketing Agents may reasonably request as a result of a change of law, it being understood that each Remarketing Agent will deliver to purchasers and prospective purchasers, in connection with a Remarketing, a Remarketing Prospectus.

                  (B) The Administrator shall provide each of the Remarketing
            Agents with as many copies of the foregoing written materials and other Administrator approved information, including the Remarketing Prospectus, as the Remarketing Agents may reasonably request for use in connection with the Remarketing of the Notes and consents to the use thereof for such purpose.

                  (C) In addition, in connection with a Remarketing, upon the reasonable request and at the expense of the Remarketing Agents, the Trust and the Administrator shall provide to the Remarketing Agents the opportunity to conduct a due diligence investigation of the Trust and the Administrator similar to the due diligence investigation provided for in Section 7(f)(A) below or shall participate in a due diligence conference call for the purpose of conducting such due diligence investigation.

            (c) If, at any time during which the Remarketing Agents would be obligated to take any action under this Agreement, any event or condition known to the Administrator relating to or affecting the Trust, the Administrator or the Notes shall occur which could reasonably be expected to cause any of the reports, documents, materials or information referred to in Section 7(c) above or any document incorporated therein by reference (collectively, the "Remarketing Materials") to contain an untrue statement of a material fact or omit to state a material fact, the Administrator shall promptly notify the Remarketing Agents in writing of the circumstances and details of such event or condition.

            (d) So long as the Notes are outstanding, the Trust will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

            (e) If, at any time in connection with a Remarketing a determination is made by the Administrator to offer the Reset Rate Notes pursuant to an exemption from registration under the 1933 Act, the Administrator and the Remarketing Agents shall take such actions in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations and the Commission's interpretations of the 1933 Act and the 1933 Act Regulations in connection with such Remarketing and resales of the Reset Rate Notes.

            (f) The Trust will comply with the 1933 Act and the 1933 Act Regulations, .the 1934 Act and the 1934 Act Regulations and the 1939 Act and the rules and regulations of the Commission thereunder so as to permit the completion of the Remarketing of the Notes as contemplated in this Agreement and in the Prospectus In furtherance of the foregoing, the Administrator shall take the actions provided for in this Section 7(f) if counsel for the Remarketing Agents or for the Trust reasonably requests in writing, stating their reasoned legal justifications therefore, that the Administrator take such actions in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations and the Commission's interpretations of the 1933 Act and the 1933 Act Regulations in connection with the Remarketing and resales of the Notes:

               (i) The Administrator shall (A) prepare and file with the Commission and furnish to the Remarketing Agents a then currently effective registration statement under the 1933 Act and a then current preliminary and final prospectus, meeting the requirements of the 1933 Act, relating to the Notes, to be used by the Remarketing Agents for Remarketing and resale of the Notes (such registration statement and any amendments thereto, including any such preliminary and final prospectus relating to the Notes constituting a part thereof, and all documents incorporated therein by reference, as from time to time amended or supplemented pursuant to the 1934 Act, the 1933 Act, or otherwise, are referred to in this Agreement as the "Registration Statement" and the "Remarketing Prospectus," respectively, except that if any revised prospectus shall be provided to the Remarketing Agents by the Trust for use in connection with the Remarketing of the Notes which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective, the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Remarketing Agents for such use), (B) furnish to the Remarketing Agents an officers' certificate, an opinion (including a statement as to the absence of material misstatements in or omissions from the Registration Statement and Prospectus, as amended or supplemented) of counsel for the Trust and the Administrator satisfactory to the Remarketing Agents and a "agreed-upon procedures letter" from the Trust's independent accountants, in each case in form and substance satisfactory to the Remarketing Agents, of the same tenor as the officers' certificate, opinion and comfort letter, respectively, delivered pursuant to the Underwriting Agreement, but modified to relate to the Registration Statement and Prospectus as amended or supplemented to the date thereof, and as customary for a public offering of asset-backed securities, (C) comply with covenants and procedures, and issue representations and warranties, of the same tenor as those set forth in the Underwriting Agreement, but modified to relate to the Registration Statement and the Prospectus and the Remarketing and as customary for a public offering of asset-backed securities; provided, that, if in the opinion of counsel for the Trust or the Remarketing Agents, in either case reasonably satisfactory to the Remarketing Agents, no exemption from registration under the 1933 Act is available and registration would be required under the 1933 Act in connection with the Remarketing, then, in lieu thereof, the Administrator may request that the Remarketing Agents, and the Remarketing Agents shall, terminate this Agreement pursuant to
      Section 11 and declare a Failed Remarketing; (D) if applicable, furnish to the Remarketing Agents for delivery to the Irish Stock Exchange a copy of the Remarketing Prospectus and the terms of the related Notes subject to be remarketed as set forth in the attachment to the Remarketing Agency Agreement for such Reset Date, a form of which is attached to this Agreement as Appendix B and any such other information as required by the Irish Stock Exchange in connection with the Remarketing (such Listing Particulars and attachment thereto in this Agreement referred to as the "Listing Particulars Addendum"), and (E) furnish to the Remarketing Agents such other opinions, documents or certificates as are reasonably requested by the Remarketing Agents, provided the Remarketing Agents request any such other opinions, documents or certificates no later than 20 Business Days prior to the applicable Remarketing Terms Determination Date; or

                  (A) The Trust and the Administrator shall provide to the
            Remarketing Agents and any other broker-dealer participating in the Remarketing of the Notes the opportunity to conduct an underwriter's due diligence investigation of the Trust and the Administrator in a scope customarily provided in connection with a public offering of the Trust's securities, which shall include making available for inspection by representatives of the Remarketing Agents, and any counsel retained by the Remarketing Agents, financial information related to the Trust assets comparable to that furnished to the Underwriters that is reasonably requested by any such Persons and use their reasonable best efforts to cause the officers, directors, employees, and any other agents of the Trust and the Administrator to supply all information reasonably requested by any such representatives of the Remarketing Agents or counsel in connection with the Remarketing, and make such representatives of the Trust and the Administrator available for discussion of such documents as shall be reasonably requested by the Remarketing Agents.

                  (B) If at any time when a Prospectus is required by the 1933
            Act to be delivered in connection with Remarketing and resales of the Notes, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Remarketing Agents or for the Trust, to amend the Registration Statement or amend or supplement the Remarketing Prospectus in order that the Remarketing Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Administrator, on behalf of the Trust will promptly prepare and file with the Commission and furnish to the Remarketing

            Agents such amendment or supplement as may be necessary to correct such statement or omission as referred to above.

                  (C) If applicable, the Administrator agrees to provide the
            Remarketing Agents with as many copies of the foregoing Remarketing Prospectus, or, as the case may be, Registration Statement, as the Remarketing Agents may reasonably request for use in connection with the Remarketing of Notes and consents to the use therefor for such purpose.

            (g) The Administrator shall timely notify the Remarketing Agents of any Rating Agency Condition that must be satisfied as a condition precedent to the taking of any action under this Agreement and timely provide the Remarketing Agents with copies of the required confirmations or reaffirmations, as the case may be.

            8. Conditions to the Remarketing Agents' Obligations. The obligations of each of the Remarketing Agents to perform its duties under this Agreement shall be subject to:

            (a) the terms and conditions of the applicable Remarketing Agency Agreement or Supplemental Remarketing Agency Agreement, as the case may be;

            (b) the due performance in all material respects by each of the Trust and the Administrator of its obligations and agreements as set forth in this Agreement and the accuracy of the representations and warranties in this Agreement and any certificate delivered pursuant to this Agreement; and

            (c) the further condition that none of the following events shall exist for a class of Notes at any time between a Remarketing Terms Determination Date and Reset Date, or, with respect to clause (iv) below, at the time set forth in such clause:

               (i)all of the Notes for which the Remarketing Agents are responsible for Remarketing under this Agreement shall have been called by SLC or any Affiliate;

               (ii) without the prior written consent of the Remarketing Agents, the Indenture or the Notes shall have been amended in any manner, or otherwise contain any provisions not contained therein as of the date of this Agreement, that in either case in the reasonable opinion of the Remarketing Agents materially changes the nature of the Notes or the Remarketing procedures (it being understood that notwithstanding the provisions of this clause (ii) the Trust and the Administrator shall not be prohibited from amending such documents);

               (iii) the rating of any securities of the Trust shall have been down-graded or put under surveillance or review, including being put on CreditWatch or Watch List with negative implications, or withdrawn by a nationally recognized statistical rating organization;

               (iv) if the Remarketing Agents exercise their option under
      Section 5 of this Agreement to purchase tendered Notes that they are not otherwise able to remarket, there shall have occurred from the time of such exercise to the time of such purchase any of the following: (A) a suspension or material limitation in trading in securities generally on the [New York Stock Exchange] or Irish Stock Exchange or other such exchange on which the Notes are then listed or any setting of minimum prices for trading on such exchange; (B) a general moratorium on commercial banking activities declared by any of United States Federal or New York State authorities, or by The Bank of England or the European Central Bank, when the Notes are to be reset in a non-U.S. Dollar currency; or (C) the outbreak or escalation of hostilities involving the United States or United Kingdom or the declaration by the United States or the United Kingdom (when the Notes are to be reset in a non-U.S. Dollar currency) of a national emergency or war; if the effect of any such event specified in this clause (C) in the reasonable judgment of the Remarketing Agents makes it impracticable or inadvisable to proceed with the Remarketing of the Notes on the terms and in the manner contemplated in this Agreement;

               (v) an Event of Default (as defined in the Indenture), or any event which, with the giving of notice or passage of time, or both, would constitute an Event of Default, with respect to the Notes shall have occurred and be continuing;

               (vi) a material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Trust, whether or not arising in the ordinary course of business, shall have occurred;

               (vii) if required pursuant to Section 7(f) above, the Trust or the Administrator shall fail to furnish to the Remarketing Agents on the Reset Date, the officers' certificate, opinion and comfort letter referred to therein and such other documents and opinions as counsel for the Remarketing Agents may reasonably require for the purpose of enabling such counsel to pass upon the sale of Notes in the Remarketings as in this Agreement contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, in this Agreement contained; or

               (viii) any Rating Agency Condition shall not have been timely satisfied.

            9. Indemnification. (a) The Administrator shall indemnify and hold harmless each of the Remarketing Agents and each Person, if any, who controls a Remarketing Agent within the meaning of Section 20 of the 1934 Act and any director, officer, employee or affiliate thereof, as follows:

               (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of (A) the failure of the Administrator on behalf of the Trust to comply with the requirements of
      Section 7(f), if applicable, or (B) any untrue statement or alleged untrue statement of a material fact contained in any of the Remarketing Materials (including in each case any documents incorporated by reference therein), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, or (C) any violation by the Trust or the Administrator of, or any failure by the Trust or the Administrator to perform any of its obligations under, this Agreement, including the applicable Remarketing Agency Agreement or

      Supplemental Remarketing Agency Agreement, or (D) the acts or omissions of each of the Remarketing Agents in connection with their duties and obligations in respect of administrative or ministerial functions under this Agreement or pursuant to this Agreement, including, without limitation, the calculation of rates, the giving or receiving of notices and any determinations with respect to any Swap Agreements, except those that are finally judicially determined to be due to its gross negligence or willful misconduct;

               (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, commenced or threatened, or any claim whatsoever arising out of, or based upon, any of items (A) through
      (D) of clause (i) above; provided that any such settlement is effected with the written consent of the Administrator, which consent shall not be unreasonably withheld; and

               (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Remarketing Agents), reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever arising out of, or based upon, any of items (A) through (D) of clause (i) above to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission either made in reliance upon and in conformity with written information furnished to the Administrator by the Remarketing Agents expressly for use in the Remarketing Materials or contained in any Remarketing Materials not approved by the Administrator for use in connection with the related Remarketing.

            (b) Each of the Remarketing Agents, severally and not jointly, shall indemnify .and hold harmless the Trust, the Administrator and the Depositor from and against any loss, liability, claim, damage and expense, as incurred, but only with respect to untrue statements or omissions made in the Remarketing Materials in reliance upon and in conformity with information furnished to the Administrator in writing by the Remarketing Agents expressly for use in such Remarketing Materials and will reimburse any indemnified party for any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action The indemnity agreement in this paragraph shall extend upon the same terms and conditions to each Person, if any, who controls the Administrator within the meaning of Section 20 of the 1934 Act.

            (c) Each indemnified party shall give notice as promptly as reasonably .practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought under this Agreement, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability under this Agreement to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement In the case of parties indemnified pursuant to clause (a) above, counsel to the indemnified parties shall be selected by the Remarketing Agents, and, in the case of parties indemnified pursuant to clause (b) above, counsel to the indemnified parties shall be selected by the Administrator. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 9 or Section 10 of this Agreement (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission or fault, culpability or a failure to act by or on behalf of any indemnified party.

            (d) The indemnity agreements contained in this Section 9 shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Remarketing Agents, and shall survive the termination or cancellation of this Agreement and the Remarketing of any Notes under this Agreement.

            10. Contribution. (a) If the indemnification provided for in Section 9 of this Agreement is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Trust and the Administrator on the one hand and the Remarketing Agents on the other hand from the Remarketing of the Notes pursuant to this Agreement and the applicable Remarketing Agency Agreement and Supplemental Remarketing Agency Agreement, or (ii) if the allocation provided by clause (i) is not permitted by applicable law, or if the indemnified party fails to give notice required under
Section 9(c), in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Trust and the Administrator on the one hand and of the Remarketing Agents on the other hand in connection with the acts, failures to act, statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

            (b) The relative benefits received by the Trust and the Administrator, on the one hand, and the Remarketing Agents, on the other hand, in connection with the Remarketing of a class of Notes pursuant to this Agreement and the applicable Remarketing Agency Agreement and Supplemental Remarketing Agency Agreement, shall, as to the Remarketing to which the applicable losses, liabilities, claims, damages or expenses relate, be deemed to be in the same respective proportions as the aggregate principal balance of such class of Notes outstanding at the time of such Remarketing bears to the commissions and fees received by the Remarketing Agents in connection with such Remarketing.

            (c) The relative fault of the Trust and the Administrator on the one hand and the Remarketing Agents on the other hand shall be determined by reference to, among other things, the responsibility under this Agreement of the applicable party for any act or failure to act relating to the losses, liabilities, claims, damages or expenses incurred or, in the case of any losses, liabilities, claims, damages or expenses arising out of any untrue or alleged untrue statement of a material fact contained in any of the Remarketing Materials or the omission or alleged omission to state a material fact therefrom, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Trust or the Administrator or by the Remarketing Agents and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

            (d) The Administrator and the Remarketing Agents agree that it would not be .just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this
Section 10. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 10 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such act or failure to act or untrue or alleged untrue statement or omission or alleged omission.

            (e) Notwithstanding the provisions of this Section 10, none of the Remarketing Agents shall be required to contribute any amount in excess of the amount by which the total price at which the Notes remarketed by it and resold to investors were sold to investors exceeds the amount of any damages which any of the Remarketing Agents would have otherwise been required to pay by reason of any act or failure to act for which it is responsible under this Agreement or any untrue or alleged untrue statement or omission or alleged omission.

            (f) No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

            (g) For purposes of this Section 10, each Person, if any, who controls any of the Remarketing Agents within the meaning of Section 20 of the 1934 Act shall have the same rights to contribution as the Remarketing Agents, and each director of the Administrator and each of its officers, and each Person, if any, who controls the Administrator within the meaning of Section 20 of the 1934 Act shall have the same rights to contribution as the Administrator.

            (h) The obligations of the Remarketing Agents in this Section 10 to contribute are several in proportion to their respective Remarketing obligations with respect to the Notes and not joint.

            11. Termination of this Agreement. Subject (i) to Section 3 of this Agreement relating to the payment of fees and expenses, (ii) to Section 9 of this Agreement relating to indemnification and (iii) to any claims under this Agreement arising out of or relating to any Remarketing prior to termination, this Agreement shall terminate as to any Remarketing Agent on the effective date of the removal or resignation of such Remarketing Agent pursuant to Section 4 of this Agreement.

            12. Remarketing Agents' Performance and Duty of Care. The duties and obligations of each Remarketing Agent under this Agreement shall be determined solely by the express provisions of this Agreement and the applicable Remarketing Agency Agreement or Supplemental Remarketing Agency Agreement, as the case may be.
 No Noteholder or Beneficial Owner of any Note will have any rights or claims against any Remarketing Agent as a result of such Remarketing Agent not purchasing that Note.

            13. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE.

            14. Term of Agreement. Unless otherwise terminated in accordance with the provisions of this Agreement, this Agreement shall remain in full force and effect from the date of this Agreement until the first day thereafter on which no Notes are Outstanding.

            15. Successors and Assigns. (a) The rights and obligations of the Trust may not be assigned or delegated to any other Person without the prior written consent of the Remarketing Agents. The rights and obligations of the Administrator under this Agreement may be assigned or delegated to any successor Administrator under the Administration Agreement upon prior notice to the Remarketing Agents. The rights and obligations of the Remarketing Agents under this Agreement may be assigned or delegated to any Affiliate thereof without the consent of the Trust or the Administrator, and to any other Person with the prior written consent of the Administrator. This Agreement shall inure to the benefit of and be binding upon the Trust, the Administrator and the Remarketing Agents and their respective successors and assigns. The terms "successors" and "assigns" shall not include any purchaser of any Notes merely because of such purchase. The Administrator may appoint additional Remarketing Agents, which Remarketing Agents may join in this Agreement or a separate agreement in form and substance substantially similar to this Agreement.

            (b) Notwithstanding anything to the contrary in Section 15(a) and Sections 9 and 10 of this Agreement, in the event the rights and obligations of the Administrator under this Agreement are assigned to any successor Administrator under the Administration Agreement as provided in Section 15(a), and the Remarketing Agents receive notice of such assignment during the period on or after the 15th Business Day prior to a Remarketing Terms Determination Date, then, unless the Remarketing Agents consent to such assignment, for purposes of the indemnification and contribution provisions set forth in Sections 9 and 10 of this Agreement, the then-current Administrator under this Agreement shall remain obligated under the terms of Sections 9 and 10 of this Agreement in respect of the Remarketing effected or Failed Remarketing in respect of such Remarketing Terms Determination Date.

            16. Headings. Section headings have been inserted in this Agreement as a matter of convenience of reference only, and it is agreed that such section headings are not a part of this Agreement and will not be used in the interpretation of any provisions of this Agreement.

            17. Severability. If any provision of this Agreement shall be held or deemed to be or shall, in fact, be invalid, inoperative or unenforceable as applied in any particular case in any or all jurisdictions because it conflicts with any provision of any constitution, statute, rule or public policy or for any other reason, such circumstances shall not have the effect of rendering the provision in question invalid, inoperative or unenforceable in any other case, circumstances or jurisdiction, or of rendering any other provision or provisions of this Agreement invalid, inoperative or unenforceable to any extent whatsoever.

            18. Counterparts. This Agreement may be executed in several counterparts, each of which shall be regarded as an original and all of which shall constitute one and the same document.

            19. Amendments. This Agreement may be amended by any instrument in writing signed by each of the parties to this Agreement.

            20. Notices. Unless otherwise specified, any notices, requests, consents or other communications given or made under this Agreement or pursuant to this Agreement shall be made in writing or transmitted by any standard form of telecommunication or by telephone and confirmed in writing. All written notices shall be deemed to be validly given or made, if delivered by hand, when so delivered, or if mailed, when mailed registered or certified mail, return receipt requested and postage prepaid. All notices by telecommunication (including telephone and facsimile) shall be deemed to be validly given or made when received. All such notices, requests, consents or other communications shall be addressed as follows:

if to the Administrator or the Trust:

The Student Loan Corporation, as Administrator
SLC  Student Loan Trust 200__-__
750 Washington Boulevard, 9th Floor
Stamford, CT 06901
Facsimile:  ____ ___-____
Attention: _________________________

if to ________:
------------------------------------

if to __________:
____________________________________
or to such other address as any of the above shall specify to the other in writing.

            21. Benefit. Nothing in this Agreement, express or implied, is intended or shall be construed to confer upon or give any Person other than (i) the parties to this Agreement and, (ii) with respect to the terms of Section 9,
(A) any indemnified party set forth in Section 9(a), and (B) the Depositor, the Persons in clauses (A) and (B) being deemed to be third-party beneficiaries of this Agreement to the extent provided in this Agreement, any remedy or claim under or by reason of this Agreement or any term, covenant or condition of this Agreement, all of which shall be for the sole and exclusive benefit of the parties.

            22. No Petition. Each of the Remarketing Agents and the Administrator hereby covenants and agrees that it shall not at any time institute against the Trust, or join in any institution against the Trust of, any bankruptcy, reorganization, arrangement, insolvency, receivership or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy or similar laws in connection with any obligations relating to the Notes, the Indenture or this Agreement. The foregoing shall not limit the rights of any party to this Agreement to file any claim in, or otherwise take any action with respect to, any insolvency proceeding that was instituted against the Trust by any Person other than a Remarketing Agent or the Administrator.

            23. No Recourse. No recourse may be taken, directly or indirectly, with respect to the obligations of the Eligible Lender Trustee (it being understood and agreed by the parties to this Agreement that the Eligible Lender Trustee has no obligations under this Agreement in its individual capacity), or any certificate or other writing delivered in connection herewith or therewith, against the Eligible Lender Trustee in its individual capacity, or any partner, owner, beneficiary, agent, officer, director or employee of the Eligible Lender Trustee in its individual capacity, or of any successor or assign thereof.

            IN WITNESS WHEREOF, each of the Trust, the Administrator and the Remarketing Agents has caused this Agreement to be executed in its name and on its behalf by one of its duly authorized officers as of the date first above written.

SLC STUDENT LOAN TRUST 200_-_

By:____________________________________
_______________________________________
   not in its individual capacity but solely
   as
   Owner Trustee

By:____________________________________
   Name:
   Title:

THE STUDENT LOAN CORPORATION
   as Administrator

    By:____________________________________
             Authorized Signatory

       ____________________________________

By:____________________________________
   Name:
   Title:

      _________________________________

By:____________________________________
   Name:
   Title:

                                   APPENDIX A

                          Remarketing Agency Agreement

     [to be executed on the applicable Remarketing Terms Determination Date]

                          REMARKETING AGENCY AGREEMENT

            REMARKETING AGENCY AGREEMENT, dated as of _________, (this "Agreement") by and among SLC Student Loan Trust 200__-__ (the "Trust"), the Student Loan Corporation (the "Administrator") and ____________________ and _______________ , (each, a "Remarketing Agent" and, collectively, the "Remarketing Agents"). The Remarketing Agents, in consultation with the Administrator, hereby establish the terms for the Class A-[__] Reset Rate Notes (the "Notes") described below with respect to the "Reset Date" on ________, in accordance with the terms hereof and of the Remarketing Agreement, dated as of ________, 200__, among the Trust, the Administrator and the Remarketing Agents (the "Remarketing Agreement"), the terms of which are hereby incorporated by reference and made a part hereof.

            The Remarketing Agents will attempt, on a reasonable efforts basis, to remarket the validly tendered Notes at a price equal to 100% of the aggregate principal amount so tendered. There is no assurance that the Remarketing Agents will be able to remarket the entire principal amount of Notes tendered in a remarketing. The Remarketing Agents shall also have the option, but not the obligation, to purchase any tendered Notes at such price. The obligation of the Remarketing Agents to purchase tendered Notes from the tendering Class A-[__] Noteholders will be subject, without limitation, to the conditions set forth in
Section 8 of the Remarketing Agreement.

            All capitalized terms not otherwise defined in this Agreement have the respective meanings assigned thereto in Appendix A to the Remarketing Agreement.


--------------------------------------------------------------------------------

                           CERTAIN TERMS OF THE NOTES

Trust:                                          SLC Student Loan Trust 200__-__
Remarketing Agents and Addresses:               ____________________________

                                                ____________________________

Title of Notes:                                 Class A-[__]Reset Rate Notes

Title of Indenture:                             Indenture, dated as of
                                                ___________, 200__, as
                                                amended or supplemented from
                                                time to time by and among the
                                                Trust, the Eligible Lender
                                                Trustee, the


                                    APP. A-1

                                                Indenture Trustee and Indenture
                                                Administrator.
Eligible Lender Trustee:                        _______________________________

Indenture Trustee:                              _______________________________

Indenture Administrator:                        _______________________________

Current Ratings:

      Moody's Investors Service, Inc.:

      Standard & Poor's Ratings Services:

      Fitch Ratings:

Weighted average life of the Notes under several assumed prepayment scenarios:

Remarketing Terms Determination Date:

Hold Notice Date:

Spread Determination Date:

Reset Date:

Reset Period and next succeeding Reset Date:

Interest Rate Mode:

   [ ] Floating Rate Mode:

       Index:

       Interval between Interest Rate Change
       Dates:

       Interest Rate Determination Date(s):

   [ ] Fixed Rate Mode:

       Fixed Rate Pricing Benchmark:

       Whether principal amortizes periodically or is paid at end of Reset Period


                                    APP. A-2

Currency Denomination:

  [ ] Foreign Exchange Mode:

Minimum Denominations and additional
  increments:

Interest Distribution Dates:

Principal Distribution Date(s):

Priority of Principal Payments - of both classes of Notes are successfully remarketed on the same Reset Date, whether there will be a change in the relative priorities of the Notes with respect to the right to receive payments of principal

Swap Agreement(s):                                 [  ] Yes         [  ] No

   [ ] Currency Swap Agreement:

   [ ] Interest Rate Swap Agreement:

Eligible Swap Counterparties from which
Bids will be Solicited:

All Hold Rate (Spread for floating or
fixed rate, as applicable):

Day Count Basis:

Remarketing Fee (expressed as a percentage of the outstanding principal amount of the Notes, payable except in the case of a Failed
Remarketing):

Wire Instructions:

Other:

--------------------------------------------------------------------------------

The foregoing terms are hereby confirmed and agreed to as of this ____ day of
_________.


                                    APP. A-3

SLC STUDENT LOAN TRUST 200_-_


By:____________________________________
   not in its individual capacity but solely as
   Owner Trustee


By:____________________________________
   Name:
   Title:

THE STUDENT LOAN CORPORATION, as Administrator

By:____________________________________
          Authorized Signatory


   ____________________________________


By:____________________________________
   Name:
   Title:

   ____________________________________


By:____________________________________
   Name:
   Title:

By:____________________________________
   Name:
   Title:



                                          APP. A-4

                                   APPENDIX B

                    SUPPLEMENTAL REMARKETING AGENCY AGREEMENT

          [to be executed on the applicable Spread Determination Date]

            SUPPLEMENTAL REMARKETING AGENCY AGREEMENT, dated as of _______ (this "Agreement") by and among SLC Student Loan Trust 200__-__ (the "Trust"), The Student Loan Corporation (the "Administrator") and ________________ and ________________, (each, a "Remarketing Agent" and, collectively, the "Remarketing Agents"). The Remarketing Agents will attempt, on a reasonable efforts basis, to remarket the Class A-[__] Reset Rate Notes (the "Notes") described below that have been validly tendered by the holders thereof for sale on the _____________ (the "Reset Date") at a price equal to 100% of the aggregate principal amount so tendered in accordance with the terms hereof and of the Remarketing Agreement, dated as of ___________, 200__ (the "Remarketing Agreement") and the Remarketing Agency Agreement dated as of ____________ (the "Remarketing Agency Agreement"), each among the Trust, the Administrator and the Remarketing Agents, the terms of which are hereby incorporated by reference and made a part hereof. There is no assurance that the Remarketing Agents will be able to remarket the entire principal amount of Notes tendered in a remarketing.

            The Remarketing Agents shall also have the option, but not the obligation, to purchase any tendered Notes at such price. The obligation of the Remarketing Agents to purchase tendered Notes from the tendering Class A-[__] Noteholders will be subject, without limitation, to the conditions set forth in
Section 8 of the Remarketing Agreement.

            All capitalized terms not otherwise defined in this Agreement have the respective meanings assigned thereto in Appendix A to the Remarketing Agreement.


--------------------------------------------------------------------------------

                           CERTAIN TERMS OF THE NOTES

Trust:                                          SLC Student Loan Trust 200__-__

Remarketing Agents and Addresses:               ____________________________

                                                ____________________________

Title of Notes:                                 Class A-[__]Reset Rate Notes

Principal Amount of Notes to be Remarketed      $

Title of Indenture:                             Indenture, dated as of
                                                ___________, 200__, as
                                                amended or supplemented



                                    APP. B-1
                                                from time to time by and among
                                                the Trust, the Eligible Lender
                                                Trustee, the Indenture
                                                Trustee and Indenture
                                                Administrator.

Eligible Lender Trustee:                        _______________________________

Indenture Trustee:                              _______________________________

Indenture Administrator:                        _______________________________

Current Ratings:

      Moody's Investors Service, Inc.:

      Standard & Poor's Ratings Services:

      Fitch Ratings:

Interest Rate Mode:

       [ ] Floating Rate

              Spread:

       [ ] Fixed Rate

              Spread:

       Yield to Maturity of Fixed Rate
       Pricing Benchmark:

       Fixed Rate:

The Eligible Swap Counterparty (or
Counterparties) and the floating rate
(or rates) of interest payable by the
Trust to each Eligible Swap Counterparty (or
Counterparties):

Currency Denomination:

Currency Exchange Rate:

Extension Rate:

All Hold Rate:


                                    APP. B-2

New Interest Rate:                           As determined by application of
                                             the provisions set forth herein
                                             and in the Remarketing Agreement
                                             and Remarketing Agency Agreement.

Beneficial Owner Tender Provisions:          As set forth in the Remarketing
                                             Prospectus dated ________.  In
                                             the event that the Remarketing
                                             Agents fail to remarket all Class
                                             A-[__] Notes validly tendered for
                                             remarketing on the Reset Date,
                                             then the Remarketing Agents shall
                                             promptly notify the Administrator
                                             and the Indenture Trustee of such
                                             failure.

Failed Remarketing Rate:

Form of Notes:                               Global certificate registered in
                                             the name of the nominee of the
                                             applicable depository of the
                                             Notes, which is DTC, Clearstream
                                             or Euroclear.  The beneficial
                                             owners of the Notes ("Beneficial
                                             Owners") are not entitled to
                                             receive definitive certificates
                                             representing their Notes, except
                                             under limited circumstances.  A
                                             Beneficial Owner's ownership of a
                                             Note currently is recorded on or
                                             through the records of the
                                             brokerage firm or other entity
                                             that is a participant in DTC,
                                             Clearstream or Euroclear and that
                                             maintains such Beneficial Owner's
                                             account.

Purchase Price:                              100% of the principal amount of
                                             the tendered Notes. Payable to
                                             DTC, Clearstream or Euroclear for
                                             the Beneficial Owners of tendered
                                             Notes.

Remarketing Fee (expressed as a percentage
of the outstanding principal amount of the
Notes, payable except in the case of a       As set forth in the Remarketing
Failed Remarketing):                         Agency Agreement.

Wire Instructions:

Other:

Closing:


                                    APP. B-3

The foregoing terms are hereby confirmed and agreed to as of this ___ day of
 ______.


SLC STUDENT LOAN TRUST 200_-_


By:____________________________________
   not in its individual capacity but solely as
   Owner Trustee


By:____________________________________
   Name:
   Title:

THE STUDENT LOAN CORPORATION, as Administrator

By:____________________________________
          Authorized Signatory


   ____________________________________


By:____________________________________
   Name:
   Title:

   ____________________________________


By:____________________________________
   Name:
   Title:

By:____________________________________
   Name:
   Title:


                                    APP. B-4

                                   APPENDIX C

                           RESET RATE NOTE PROCEDURES



                                    APP. C

                                   APPENDIX D

                            REMARKETING FEE SCHEDULE

                            Maximum Remarketing Fees

            The maximum remarketing fees payable to the Remarketing Agents in respect of each Reset Date shall be:

                                                           PERCENTAGE OF THE
                                                         OUTSTANDING PRINCIPAL
                      AVERAGE LIFE                        AMOUNT OF THE NOTES
         (Duration of Applicable Reset Period)                   (bps)
------------------------------------------------------   ----------------------
3 months

6 months

9 months

1 year

2 years

3 years

4 years

5 years

6 years

7 years

8 years

9 years

10 years


                                     APP. D